UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010
______________________

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

______________________

Registrant’s telephone number, including area code: 011-59-99-465-8525
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Orthofix International N.V. (the "Company") is filing this amendment to its Current Report on Form 8-K that was initially filed with the Securities and Exchange Commission on March 9, 2010 to file the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the Company's sale of assets related to the AV Impulse System® and related accessories.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR ORTHOFIX INTERNATIONAL N.V.

On March 8, 2010, the Company and certain of its subsidiaries (the “Orthofix Parties”) completed the sale to Tyco Healthcare Group LP d/b/a Covidien, Covidien AG, and certain of their affiliates of substantially all of the Orthofix Parties’ collective assets related to the AV Impulse System® and related accessories (including finished goods inventory).  In the unaudited pro forma consolidated financial information below, we refer to these assets as the “Vascular business”.

The unaudited pro forma consolidated financial information shown below is based on historical consolidated financial statements of the Company.  The unaudited pro forma financial information presented reflects the estimated pro forma effect of the disposition on the Company.

The unaudited pro forma consolidated financial information as follows:
•	An unaudited pro forma consolidated balance sheet as of December 31, 2009, giving effect to the disposition as if it occurred as of December 31, 2009.
•	An unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 giving effect to the disposition as if it occurred on January 1, 2009
•	Notes to unaudited pro forma financial statements.

The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the disposition.  These pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition on the Company.  The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing.  However, actual adjustments may differ materially from the information presented.  Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements.  The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The unaudited pro forma consolidated financial information presented herein is for informational purposes only.  It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented.  The information is not representative of future results of operations or financial position.

Orthofix International N.V.
Unaudited Pro Forma Consolidated Balance Sheet (1)
(in thousands)
As of December 31, 2009

	As Reported December 31, 2009	Business Disposition (2)	Pro Forma December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$13,328		$13,328
Restricted cash	11,630		11,630
Trade accounts receivable, net	129,777		129,777
Inventory, net	94,624	(1,711)	92,913
Deferred income taxes	20,286		20,286
Prepaid expenses and other current assets	29,849		29,849
Total current assets	299,494	(1,711)	297,783
Investments	345		345
Property, plant and equipment, net	38,694	(777)	37,917
Patents and other intangible assets, net	47,628	(556)	47,072
Goodwill	185,175	(7,031)	178,144
Deferred taxes and other long-term assets	19,137	-	19,137
Total assets	$590,473	$(10,075)	$580,398

Liabilities and shareholders' equity
Current liabilities:
Bank borrowings	$2,209		$2,209
Current portion of long-term debt	3,332		3,332
Trade accounts payable	23,302		23,302
Other current liabilities	59,210		59,210
Total current liabilities	88,053	-	88,053
Long-term debt	249,132	(18,611)	230,521
Deferred income taxes	6,115		6,115
Other long-term liabilities	6,904		6,904
Total liabilities	350,204	(18,611)	331,593

Total shareholders' equity	240,269	8,536	248,805
Total liabilities and shareholders' equity	$590,473	$(10,075)	$580,398

Orthofix International N.V.
Unaudited Pro Forma Statement of Operations (1)
(in thousands except share  and per share data)
For the Year Ended December 31, 2009

	As Reported	Business Disposition (2)	Pro Forma Adjusted

Net sales	$545,635	$(14,510)	$531,125
Cost of sales	138,450	(3,628)	134,822
Gross profit	407,185	(10,882)	396,303
Operating expenses
Sales and marketing	215,943	(1,566)	214,377
General and administrative	88,866	(3,283)	85,583
Research and development	31,460	(323)	31,137
Amortization of intangible assets	7,041	(199)	6,842
	343,310	(5,371)	337,939
Operating income	63,875	(5,511)	58,364
Other income/(expense), net
Interest expense, net	(24,627)	1,335	(23,292)
Other expense	(1,079)	52	(1,027)
Unrealized non-cash gain/(loss) on interest rate swap	1,852		1,852
Other income/(expense), net	(23,854)	1,387	(22,467)
Income before income taxes	40,021	(4,124)	35,897
Income tax expense	(15,549)	363	(15,186)
Net income	$24,472	$(3,761)	$20,711

Per share of common stock, basic:	$1.43	$(0.22)	$1.21

Per share of common stock, diluted:	$1.42	$(0.22)	$1.20

Weighted average shares outstanding:

Basic	17,119,474	17,119,474	17,119,474
Diluted	17,202,943	17,202,943	17,202,943

Orthofix International N.V.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1     Basis of Presentation

The unaudited pro forma financial information of Orthofix International N.V. (the “Company”) is presented to illustrate the effect of the Company’s March 8, 2010 sale of certain assets related to the Company’s Vascular business on its historical financial position and operating results.  The unaudited pro forma balance sheet as of December 31, 2009 is based on the historical statements of the Company as of December 31, 2009 after giving effect to the transaction as if it had occurred as of December 31, 2009.  The unaudited pro forma statement of operations for the fiscal year ended December 31, 2009 is based on the historical financial statement of the Company after giving effect to the transaction as if it had occurred on January 1, 2009.  The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2009 Annual Report on Form 10-K, as filed on March 2, 2010.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the Company would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results or financial position.  However, pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Note 2     Pro Forma Adjustments

The unaudited pro forma consolidated Balance Sheet at December 31, 2009 reflects the following adjustments
•	Reflects the sale of and transfer of inventory, equipment and certain identified intangible assets
•	Reflects the elimination of goodwill related to the Vascular business
•	Reflects the repayment of a portion of our Senior Secured Credit Facility using the net proceeds from the sale of certain assets related to the Vascular business
•	Reflects the recognition of the related gain associated with the sale of certain assets related to the Vascular business through an adjustment to pro forma retained earnings.

The unaudited pro forma condensed consolidated Statement of Operations for the year ended December 31, 2009 reflects the following adjustments
•
Reflects the elimination of revenues related to the Vascular business sold of approximately $18.7 million net of sales related to certain supply agreements entered into as part of the transaction of approximately $4.2 million.

•	Reflects the elimination of cost of sales and other operating costs associated with the sale of the Vascular business
•
Reflects the elimination of interest on approximately $19.0 million of debt paid off in conjunction with the sale of the business.  Interest is calculated based on an average effective interest rate in effect during the year of approximately 7.1%

•
Reflects the income tax savings related to the elimination of earnings related to the Vascular business at statutory rates ranging from 10% to 34% offset by the additional income tax expense provided by the elimination of interest expense at a statutory rate of 37%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Robert S. Vaters
Robert S. Vaters Executive Vice President and Chief Financial Officer

Date: March 12, 2010